UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2022

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Joseph Israel as Director of Par Pacific Holdings, Inc. and as President and Chief Executive Officer of Par Petroleum, LLC

Joseph Israel resigned as director of Par Pacific Holdings, Inc. (the “Company” or “Par Pacific”) and as
President and Chief Executive Officer of Par Petroleum, LLC, a wholly owned subsidiary of the Company, effective January 18, 2022. Mr. Israel’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with his resignation, Mr. Israel entered into a Severance and Release Agreement with the Company (the “Severance Agreement”). The Severance Agreement provides that Mr. Israel will receive an annual incentive plan cash payment of $276,000 and accelerated vesting of his unvested equity awards, as well as a severance payment consistent with the terms of the Par Pacific Holdings, Inc. Severance Plan for Senior Officers as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2021. The Severance Agreement also includes a release of any potential claims by Mr. Israel and certain confidentiality restrictions. These payments and the other benefits provided are subject to the terms and conditions of the Severance Agreement, which may be revoked by Mr. Israel for a period of seven days after Mr. Israel executed it.

Appointment of New Executive Vice President of Retail

Effective January 18, 2022, James Matthew Vaughn was appointed as Executive Vice President of Retail of Par Pacific. Mr. Vaughn, age 49, previously served as the Company’s Senior Vice President and Chief Administrative Officer since 2019 and as the Company’s Senior Vice President and General Counsel since 2012. Mr. Vaughn holds a bachelor’s degree in English and Philosophy from Texas A&M University and a juris doctorate from the University of Miami School of Law.

Item 8.01. Other Events

Appointment of New General Counsel

Effective January 18, 2022, Jeffrey R. Hollis was appointed as Vice President, General Counsel and Secretary of the Company. Mr. Hollis previously served as the Company’s Vice President, Associate General Counsel and Secretary since 2015. Mr. Hollis holds a bachelor’s degree in History and a minor in Political Science from University of California – Los Angeles (UCLA) and a juris doctorate from Vanderbilt University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated:	January 24, 2022	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
General Counsel and Secretary

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